UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2642 Michelle Drive, Suite 200, Tustin, California 92780

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

_________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CDMO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective June 28, 2021, on the recommendation of the Corporate Governance Committee of the Board of Directors (the “Board”) of Avid Bioservices, Inc., a Delaware corporation (the “Company”), the Board increased the size of the Board from seven to eight and appointed Esther Alegria, Ph.D. to serve on the Board until the next annual meeting of stockholders in 2021 and until her successor is elected and qualified. Dr. Alegria will serve on the Board as a non-employee, independent director. Dr. Alegria has not been appointed to any committees of the Board at this time.

Dr. Alegria, 63, currently serves as the chief executive officer of APIE Therapeutics (“APIE”), leading a team of seasoned industry experts focused on advancing novel treatments for idiopathic pulmonary fibrosis and heart failure toward clinical development. Prior to joining APIE, Dr. Alegria was president and senior executive biopharmaceutical advisor at Catalyst Excel & Advance, an advisory firm providing operational guidance to senior executives working to launch new pharmaceutical and biopharmaceutical companies. Prior to Catalyst, Dr. Alegria held positions of increasing responsibility at Biogen, Inc., most recently as senior vice president, global manufacturing, where she was responsible for the company’s successful manufacturing operations in Denmark, Massachusetts and North Carolina. These facilities covered the production of large-scale drug substances, medical device assemblies, finished goods, and small-molecule manufacturing operations. Dr. Alegria has also held positions of increasing responsibility in the R&D Wyeth Organization (now Pfizer).

The Board has determined that Dr. Alegria is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between Dr. Alegria and any other persons pursuant to which she was selected as a director. Dr. Alegria does not have any family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Dr. Alegria and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. Dr. Alegria will enter into the Company’s standard form of indemnification agreement. In addition, Dr. Alegria will receive compensation for her service as a non-employee director in accordance with the Company’s director compensation program, comprised of an annual board retainer of $55,000 and an initial equity under the Company’s 2018 Omnibus Incentive Plan (the “Plan”) comprised of (i) a restricted stock unit under the Plan and (ii) non-qualified option to purchase common stock of the Company under the Plan, having a total grant date fair value equal to $170,000 and each of which shall vest in three equal annual installments on the anniversary of Dr. Alegria’s appointment to the Board, subject to continued service as a director of the Company.

On July 1, 2021, the Company issued a press release announcing the appointment of Dr. Alegria to the Board, a copy of which is attached hereto as Exhibit 99.1

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

99.1	Press Release issued July 1, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: July 1, 2021	By:	/s/ Daniel R. Hart
Daniel R. Hart Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued July 1, 2021.

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